                                                                   EXHIBIT 3.17

                           ARTICLES OF INCORPORATION

                                       OF

                     PARAMOUNT COMMUNICATION SYSTEMS, INC.



                                   ARTICLE 1
                                   ---------
         The name of this Corporation is:

                     PARAMOUNT COMMUNICATION SYSTEMS, INC.

                                   ARTICLE 2
                                   ---------
         The Corporation has perpetual existence unless otherwise specified in these articles.

                                   ARTICLE 3
                                   ---------
         This Corporation is organized for the purpose of transacting any and all lawful business.

                                   ARTICLE 4
                                   ---------
         This Corporation is authorized to issue 100 shares of common stock with $1.00 par value.

                                   ARTICLE 5
                                   ---------
         The street address of the initial registered office of this Corporation is c/o Dominick P. Miniaci, P.A., 821 East Broward Blvd., Ft. Lauderdale, Florida, 33301, and the name of the initial Registered Agent of this Corporation is: DOMINICK P. MINIACI, P.A..

                                   ARTICLE 6
                                   ---------
         This Corporation shall have one director initially. The number of directors may be either increased or decreased from time to time by the By-Laws but shall never be less than (1) nor more than nine (9). The name and address of the initial director of this Corporation is as follows:

            NAME                          ADDRESS
            ----                          -------
     DOMINICK P. MINIACI                  821 East Broward Boulevard
                                          Ft. Lauderdale, FL 33301

                                   ARTICLE 7
                                   ---------
         The name and address of the person signing these Articles is as follows:

            NAME                          ADDRESS
            ----                          -------
     DOMINICK P. MINIACI                  821 East Broward Boulevard
                                          Ft. Lauderdale, FL 33301

                                   ARTICLE 8
                                   ---------
         The power to adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors and Shareholders.

                                   ARTICLE 9
                                   ---------
         Shares of capital stock of this Corporation shall be issued initially to the following persons in the amount opposite his name:

            NAME                          SHARES
            ----                          ------
     DOMINICK P. MINIACI                    30

                                   ARTICLE 10
                                   ----------
         The approval of the shareholders of this Corporation to any plan or merger shall be required in every case, whether or not such approval is required by law.

                                   ARTICLE 11
                                   ----------

         Members of the Board of Directors may participate in special meetings of the Board of Directors by means of conference telephone as provided by law, but regular meetings of the Board of Directors must be attended in fact in person by each director.

                                   ARTICLE 12
                                   ----------
         This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or amendment thereto, and any right conferred upon the shareholder subject to this reservation.

                                   ARTICLE 13
                                   ----------
         This corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

                                   ARTICLE 14
                                   ----------
         The name and street address of the subscriber to these Articles of Incorporation is:

            NAME                          ADDRESS
            ----                          -------
     DOMINICK P. MINIACI                  821 East Broward Boulevard
                                          Ft. Lauderdale, FL 33301

         IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 5th day of January, 1987.



                                         /s/ Dominick P. Miniaci
                                         ----------------------------------
                                         DOMINICK P. MINIACI


STATE OF FLORIDA)
COUNTY OF BROWARD)

         Before me, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared DOMINICK P. MINIACI, known to me and known by me to be the person who executed the foregoing Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid this 5th day of January, 1987.



                                         /s/ Pamela Lynne Krider
                                         ----------------------------------
                                         Notary Public

My Commission Expires:

Notary Public, State of Florida at Large
My Commission Expires March 13, 1989
Bonded thru Maynard Bonding Agency


         Pursuant to Chapter 48.091 Florida Statutes, the following is submitted in compliance with said Act:

         That PARAMOUNT COMMUNICATION SYSTEMS, INC., desiring to organize under the laws of the State of Florida, with its principal office as indicated in the Articles of Incorporation at the City of Ft. Lauderdale, Florida, County of Broward, has named DOMINICK P. MINIACI located at 821 East Broward Blvd., Ft. Lauderdale, Florida 33301 as its agent to accept service of process within this State.

                                 ACKNOWLEDGMENT
                                 --------------
Having been named to accept service of process for the above stated Corporation, at the place designated in this certificate I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.



                                         /s/ Dominick P. Miniaci
                                         ----------------------------------
                                         DOMINICK P. MINIACI